For Immediate Release

Condor Hospitality Trust Reports Fourth Quarter and Full Year 2020 Results

BETHESDA, MD, March 18, 2021 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results of operations for the fourth quarter and full year ended December 31, 2020.

FOURTH QUARTER AND FISCAL YEAR 2020 RELEASE FINANCIAL HIGHLIGHTS

Fourth Quarter 2020 Financial Highlights

•

Portfolio Revenue Per Available Room (RevPAR): The 15 hotels Same-Store RevPAR in the fourth quarter 2020 decreased 50.1% to $44.71 compared to the fourth quarter 2019.  Same-Store Average Daily Rate (ADR) decreased 29.0% to $84.83 and Same-Store occupancy decreased 29.8% to 52.7% in the fourth quarter 2020 compared to the same period in 2019.

•

Net Loss:  Net Loss Attributable to Common Shareholders was ($5.2) million or ($0.38) per diluted share in the fourth quarter 2020 compared to ($2.0) million or ($0.17) per diluted share for the same period in 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased in the fourth quarter 2020 99% to $0.04 million from $4.0 million for the same period in 2019.
•

Adjusted Funds from Operations: Adjusted Funds from Operations decreased $3.8 million in the fourth quarter 2020 to ($2.0) million or ($0.17) per diluted share compared to $1.8 million or $0.15 per diluted share in the same period in 2019

•

Same-Store Hotel EBITDA:  Same-Store Hotel EBITDA was $1.0 million in the fourth quarter 2020, a decrease of 80.5% from the same period in 2019.  Margin contracted 1,920 bps to 12.6% in the fourth quarter 2020 compared to 31.8% in the same period in 2019.

Full Year 2020 Financial Highlights

•

Portfolio Revenue Per Available Room (RevPAR): The 15 hotels Same-Store RevPAR in 2020 decreased 48.3% to $50.98 compared to 2019.  Same-Store Average Daily Rate (ADR) decreased 20.9% to $99.00 and Same-Store Occupancy decreased 34.7% to 51.49% in 2020 compared to the same period in 2019.

•	Net Loss: Net loss Attributable to Common Shareholders was ($19.7) million or ($1.59) per diluted share for the full year 2020 compared to ($5.6) million or ($0.48) per diluted share for 2019.
•	Adjusted EBITDAre: Adjusted EBITDAre decreased 89.7% to $2.2 million in 2020 from $21.2 million for the full year 2019.
•

Adjusted Funds from Operations: Adjusted Funds from Operations decreased $16.8 million to ($5.5) million or ($0.46) per diluted share in 2020 compared to $11.3 million or $0.94 per diluted share for the full year 2019.

•	Same-Store Hotel EBITDA: Same-Store Hotel EBITDA was $6.5 million in 2020, a decrease of 75.9% from the full year 2019. Margin contracted 1,900 bps to 17.8% in 2020 compared to 36.8% in 2019.

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented: “The hospitality industry including Condor faced unprecedented challenges brought by the COVID-19 pandemic and the resulting near evaporation of demand.  Beginning in March of 2020 Condor acted quickly to substantially reduce portfolio operating expenses, reduce corporate overhead and enhance our sales efforts to capture more than our fair share of greatly reduced demand.  Our hotel portfolio returned to positive cash flow beginning in May and remained positive throughout the remainder of 2020.  We also took steps to enhance liquidity including the successful completion of an amendment to our credit facility providing important covenant compliance deferrals and access to $13.4 million of revolving credit through the January 2023 extended maturity.  Our portfolio continued outperforming our select service public REIT peer group with the lowest fourth quarter RevPAR decline to the same period in 2019 and 12.6% hotel portfolio margins.  When eliminating the two Aloft properties and the Indigo property that have larger food and beverage platforms those proforma margins increased to 21.9%.  While demand remained stable during the fourth quarter, our occupancy was 52.7% and the portfolio is positioned to reap the benefit from the anticipated leisure demand increases we expect late first and early second quarters 2021 and that we began experiencing in second half of February 2021.  We anticipate that business travel led initially by local business demand, and then regional demand, will begin late in the second quarter and improve over the remainder of 2021.”

Condor Hospitality Trust
Selected Statistical and Financial Data
As of and for the three months and year ended December 31, 2020
(in thousands except statistical and per share amounts)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net Loss	$(5,039)	$(1,824)	$(19,071)	$(5,067)
Diluted Earnings (Loss) per Share	$(0.38)	$(0.17)	$(1.59)	$(0.48)
Adjusted EBITDAre	$41	$4,039	$2,177	$21,171
Hotel EBITDA - Same-Store*	$1,045	$5,364	$6,525	$27,030
Hotel EBITDA Margin - Same-Store*	12.6%	31.8%	17.8%	36.8%
Adjusted FFO	$(2,030)	$1,807	$(5,468)	$11,251
Adjusted FFO per Diluted Share	$(0.17)	$0.15	$(0.46)	$0.94
Same-Store RevPAR*	$44.71	$89.68	$50.98	$98.68
Same-Store Occupancy*	52.70%	75.07%	51.49%	78.88%
Same-Store ADR*	$84.83	$119.45	$99.00	$125.09

The following table summarizes key hotel statistics during the fourth quarter of 2020, amid the COVID-19 pandemic, compared to the fourth quarter of 2019:

	October 2020	November 2020	December 2020	Three Months ended December 31, 2020	October 2019	November 2019	December 2019	Three Months ended December 31, 2019
Same-Store ADR*	$89.51	$83.02	$81.28	$84.83	$127.15	$120.11	$109.47	$119.45
Same-Store Occupancy*	57.01%	51.11%	49.94%	52.70%	81.21%	76.53%	67.53%	75.07%
Same-Store RevPAR*	$51.03	$42.43	$40.59	$44.71	$103.26	$91.91	$73.93	$89.68
Hotel EBITDA – Same-Store*	$701	$180	$164	$1,045	$2,533	$1,851	$980	$5,364
Hotel EBITDA Margin – Same-Store*	21.8%	7.0%	6.5%	12.6%	38.9%	33.0%	20.7%	31.8%

*Please see the Reg. G reconciliation tables at the end of this release. Financial data presented above includes results from prior to our 100% ownership of Atlanta Aloft.

OPERATIONS UPDATE

•	All Hotels Open: All of Condor’s hotels are open with expanded and repetitive health and sanitation measures in place. The Company closed 2 of its hotels in April but resumed full operations in July.
•

Enhanced Asset Management Efforts:  The Company working together with its third-party management companies has expanded sales efforts to include COVID-19 specific demand related to medical, hospital and university services and for the numerous disaster recovery and infrastructure improvement and reconstruction projects that create demand in our hotel markets.  We continue to aggressively pursue leisure, government, athletic and local and regional business related to travel in our hotel markets.  Since March 2020, the Company, working with our third-party management companies, have implemented cost elimination/cost reduction initiatives at our hotels through a variety of measures involving labor, services, amenities, contracts, and taxes.  As a result of these initiatives, Hotel EBITDA was positive each month from May through the end of the year.

(in thousands)	May 2020	June 2020	July 2020	August 2020	September 2020	October 2020	November 2020	December 2020
Hotel EBITDA	$14	$438	$385	$772	$405	$701	$180	$164

CASH BURN BEFORE CAPITAL EXPENDITURES

The Company had a fourth quarter 2020 cash burn of $2.1 million compared to $1.4 million in the third quarter:

(in thousands)	Three months ended September 30, 2020	Three months ended December 31, 2020
Hotel EBITDA	$1,562	$1,045
Less: recurring general and administrative expense, excluding stock compensation expense	(1,013)	(968)
Less: unallocated hotel and property operations expense	(57)	(61)
Adjusted Corporate EBITDA	$492	$16
Less: debt service costs	(1,865)	(2,108)
Cash burn	$(1,373)	$(2,092)

CORPORATE LOAN FACILITY

On November 19, 2020 the Company amended the credit agreement for its $130 million revolving credit facility.  The key modifications and enhancements include:

•	Loan maturity was extended to January 2, 2023
•	Financial covenant compliance was suspended until September 30, 2021
•	Debt yield and leverage ratio covenants were eliminated and replaced with a borrowing base debt service coverage ratio
•

The debt service and fixed charge covenants, when applicable on September 30, 2021, were eased from 1.5X to 1.0X and ramp up to 1.5X on September 30, 2022.  Importantly, beginning with the September 30, 2021 calculations, quarterly figures are annualized until the quarter ending June 30, 2022 which will use the trailing 12 months figures

•	Borrowing availability was increased to $13.4 million
•	Dividends prohibition was modified to allow common and preferred dividends when defined financial conditions are achieved.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of December 31, 2020, the Company had cash and cash equivalents (including restricted cash) of $7.5 million and available revolver borrowing capacity of $11.9 million.  As of December 31, 2020, the Company had total outstanding long-term debt of $168.3 million associated with assets held for use with a weighted average maturity of 2.1 years and a weighted average interest rate of 3.79%.

CAPITAL INVESTMENTS

The Company invested $0.6 million in capital improvements throughout the portfolio in the twelve months ended December 31, 2020 to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company has suspended guidance until further notice.

DIVIDENDS

On March 30, 2020, the Sixth Amendment to the Key Bank credit facility was signed which provides that no cash dividends or distributions may be made to common or preferred shareholders for the remaining term of the debt. On November 19, 2020 the Company signed the ninth amendment to the KeyBank Credit Facility that provides the conditions that must be met before cash dividends may be made to common and preferred shareholders.

EARNINGS CALL

The Company will not be conducting a fourth quarter earnings conference call.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the Securities and Exchange Commission (“SEC”) from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	As of December 31,
	2020	2019

Assets
Investment in hotel properties, net	$265,831	$222,063
Investment in unconsolidated joint venture	-	4,244
Cash and cash equivalents	3,686	2,584
Restricted cash, property escrows	3,794	5,811
Accounts receivable, net	652	1,099
Prepaid expenses and other assets	1,230	1,118
Derivative assets, at fair value	-	22
Total Assets	$275,193	$236,941

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$5,372	$5,523
Dividends and distributions payable	762	145
Land option liability	8,497	-
Derivative liabilities, at fair value	880	366
Convertible debt, at fair value	16,875	1,080
Long-term debt, net of deferred financing costs	166,526	134,001
Total Liabilities	198,912	141,115

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $10,012 and $9,395	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized;12,014,743 and 11,993,608 shares outstanding	120	120
Additional paid-in capital	233,332	233,189
Accumulated deficit	(167,263)	(147,582)
Total Shareholders' Equity	76,239	95,777
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $17 and $47	42	49
Total Equity	76,281	95,826

Total Liabilities and Equity	$275,193	$236,941

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenue
Room rentals and other hotel services	$8,309	$14,306	$35,188	$61,052
Operating Expenses
Hotel and property operations	7,325	9,503	29,563	38,769
Depreciation and amortization	2,689	2,407	10,956	9,568
General and administrative	905	1,255	4,006	5,700
Acquisition and terminated transactions	-	23	-	38
Strategic alternatives, net	(5,566)	224	(4,706)	2,110
Total operating expenses	5,353	13,412	39,819	56,185
Operating income (loss)	2,956	894	(4,631)	4,867
Net loss on disposition of assets	(5)	(45)	(18)	(36)
Equity in earnings (loss) of joint venture	-	(405)	80	190
Net loss on derivatives and convertible debt	(5,722)	(155)	(6,331)	(1,071)
Other income (expense), net	25	(24)	(65)	(104)
Interest expense	(2,328)	(1,807)	(8,481)	(7,976)
Loss before income taxes	(5,074)	(1,542)	(19,446)	(4,130)
Income tax benefit (expense)	35	(282)	375	(937)
Net loss	(5,039)	(1,824)	(19,071)	(5,067)
Loss attributable to noncontrolling interest	2	2	7	19
Net loss attributable to controlling interests	(5,037)	(1,822)	(19,064)	(5,048)
Dividends declared and undeclared on preferred stock	(159)	(144)	(617)	(578)
Net loss attributable to common shareholders	$(5,196)	$(1,966)	$(19,681)	$(5,626)

Earnings (Loss) per Share
Total - Basic Earnings (Loss) per Share	$(0.38)	$(0.17)	$(1.59)	$(0.48)
Total - Diluted Earnings (Loss) per Share	$(0.38)	$(0.17)	$(1.59)	$(0.48)

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net loss to FFO and AFFO for the three months and year ended December 31, 2020 and 2019 (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Years ended
	December 31,		December 31,
Reconciliation of Net Loss to FFO and AFFO	2020	2019	2020	2019
Net loss	$(5,039)	$(1,824)	$(19,071)	$(5,067)
Depreciation and amortization expense	2,689	2,407	10,956	9,568
Depreciation and amortization expense from JV	-	300	145	1,195
Loss on disposition of assets	5	45	18	36
Net loss on disposition of assets from JV	-	-	-	2
FFO	(2,345)	928	(7,952)	5,734
Dividends declared and undeclared on preferred stock	(159)	(144)	(617)	(578)
FFO attributable to common shares and common units	(2,504)	784	(8,569)	5,156
Net loss on derivatives and convertible debt	5,722	155	6,331	1,071
Net loss on derivatives from JV	-	-	-	1
Acquisitions and terminated transactions expense	-	23	-	38
Strategic alternatives expense, net	(5,566)	224	(4,706)	2,110
Loss on extinguishment of debt from JV	-	-	-	138
Stock-based compensation expense	(63)	125	173	1,026
Amortization of deferred financing fees	381	286	1,210	1,267
Amortization of deferred financing fees from JV	-	210	93	444
AFFO attributable to common shares and common units	$(2,030)	$1,807	$(5,468)	$11,251

FFO attributable to common shares and partnership units - Basic	$(2,504)	$784	$(8,569)	$5,156
Convertible note interest and fair value adjustments	-	(103)	-	-
FFO attributable to common shares and partnership units - Diluted	$(2,504)	$681	$(8,569)	$5,156

FFO per common share and partnership unit - Basic	$(0.21)	$0.07	$(0.72)	$0.43
FFO per common share and partnership unit - Diluted	$(0.21)	$0.06	$(0.72)	$0.43

Weighted average common shares and partnership units - Basic FFO	11,986,930	11,935,689	11,971,197	11,910,443
Weighted average common shares and partnership units - Diluted FFO	11,986,930	12,035,028	11,971,197	11,925,587

AFFO attributable to common shares and partnership units - Basic	$(2,030)	$1,807	$(5,468)	$11,251
Convertible note interest	-	-	-	63
Preferred dividends at stated rates	-	-	-	578
AFFO attributable to common shares and partnership units - Diluted	$(2,030)	$1,807	$(5,468)	$11,892

AFFO per common share and partnership unit - Basic	$(0.17)	$0.15	$(0.46)	$0.94
AFFO per common share and partnership unit - Diluted	$(0.17)	$0.15	$(0.46)	$0.94

Weighted average common shares and partnership units - Basic AFFO	11,986,930	11,935,689	11,971,197	11,910,443
Weighted average common shares and partnership units - Diluted AFFO	11,986,930	11,937,759	11,971,197	12,690,967

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction and strategic alternatives costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Hotel EBITDA Proforma

The following table reconciles net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three months and year ended December 31, 2020 and 2019 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Year ended
	December 31,		December 31,
Reconciliation of Net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2020	2019	2020	2019
Net loss	$(5,039)	$(1,824)	$(19,071)	$(5,067)
Interest expense	2,328	1,807	8,481	7,976
Interest expense from JV	-	495	225	2,140
Loss on extinguishment of debt from JV	-	-	-	138
Income tax expense (benefit)	(35)	282	(375)	937
Depreciation and amortization expense	2,689	2,407	10,956	9,568
Depreciation and amortization expense from JV	-	300	145	1,195
EBITDA	(57)	3,467	361	16,887
Net loss on disposition of assets	5	45	18	36
Net loss on disposition of assets from JV	-	-	-	2
EBITDAre	(52)	3,512	379	16,925
Net loss on derivatives and convertible debt	5,722	155	6,331	1,071
Net loss on derivative from JV	-	-	-	1
Stock-based compensation and LTIP expense	(63)	125	173	1,026
Acquisition and terminated transactions expense	-	23	-	38
Strategic alternatives, net	(5,566)	224	(4,706)	2,110
Adjusted EBITDAre	41	4,039	2,177	21,171
General and administrative expense, excluding stock compensation and LTIP expense	968	1,130	3,833	4,674
Other (income) expense, net	(25)	24	65	104
Unallocated hotel and property operations expense	61	74	339	227
Hotel EBITDA	$1,045	$5,267	$6,414	$26,176

Revenue	$8,309	$14,306	$35,188	$61,052
JV revenue	-	2,041	1,218	10,133
Total Company and JV revenue	$8,309	$16,347	$36,406	$71,185
Hotel EBITDA as a percentage of revenue	12.6%	32.2%	17.6%	36.8%

Reconciliation of Hotel EBITDA to Hotel EBITDA Proforma	Three months ended December 31 2020,
Hotel EBITDA	$1,045
Less: Proforma Property Exclusions	350
Hotel EBITDA Proforma*	$1,395

Total Company and JV revenue	$8,309
Less: Proforma Property Exclusions	(1,952)
Hotel Revenue Proforma*	$6,357
Proforma Margin	21.9%

*Proforma amounts do not include results for full service food and beverage properties, Atlanta Aloft, Leawood Aloft, and College Park Hotel Indigo

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions and strategic alternatives expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three and year ended December 31, 2020 and 2019 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at December 31, 2020.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Condor and JV Revenue - Actual	$8,309	$16,347	$36,406	$71,185
Revenue earned on properties disposed of prior to December 31, 2020 during the period of ownership	-		-	(272)
Revenue earned on properties owned at December 31, 2020 prior to ownership	-	510	304	2,533
Total Revenue - Same-Store	$8,309	$16,857	$36,710	$73,446

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Condor and JV Hotel EBITDA - Actual	$1,045	$5,267	$6,414	$26,176
Hotel EBITDA earned on properties disposed of prior to December 31, 2020 during the period of ownership	-	-	-	(63)
Hotel EBITDA earned on properties owned at December 31, 2020 prior to ownership	-	97	111	917
Total Hotel EBITDA - Same-Store	$1,045	$5,364	$6,525	$27,030

	Hotel EBITDA Margin by Property Type
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Total Hotel EBITDA Margin - Same-Store	12.6%	31.8%	17.8%	36.8%

The following tables present our monthly results presented reconciling net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA, as well as Hotel EBITDA Same-Store and Hotel EBITDA Same-Store margins.

Reconciliation of Net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	Month ending Oct 31, 2019	Month ending Nov 30, 2019	Month ending Dec 31, 2019	Month ending May 31, 2020	Month ending June 30, 2020	Month ending July 31, 2020	Month ending Aug 31, 2020	Month ending Sept 30, 2020	Month ending Oct 31, 2020	Month ending Nov 30, 2020	Month ending Dec 31, 2020
Net income (loss)	$212	$(380)	$(1,656)	$(1,999)	$(1,571)	$(1,670)	$(1,816)	$(1,321)	$4,365	$(1,826)	$(7,578)
Interest expense	631	593	583	698	676	707	708	688	743	794	791
Interest expense from JV	165	165	165	-	-	-	-	-	-	-	-
Income tax expense (benefit)	5	5	272	9	(79)	9	9	9	9	9	(53)
Depreciation and amortization expense	801	803	803	926	926	926	926	927	903	904	882
Depreciation and amortization expense from JV	100	100	100	-	-	-	-	-	-	-	-
EBITDA	$1,914	$1,286	$267	$(366)	$(48)	$(28)	$(173)	$303	$6,020	$(119)	$(5,958)
Net loss on disposition of assets	34	-	11	-	-	-	1	1	1	2	2
EBITDAre	$1,948	$1,286	$278	$(366)	$(48)	$(28)	$(172)	$304	$6,021	$(117)	$(5,956)
Net loss (gain) on derivatives and convertible debt	-	-	155	-	(18)	(3)	(3)	(126)	(3)	(3)	5,728
Stock-based compensation expense	34	32	59	18	46	10	23	37	(123)	17	43
Acquisition and terminated transactions expense	-	-	224	-	-	-	-	-	-	-	-
Strategic alternatives, net	107	51	(135)	17	52	40	494	602	(5,577)	-	11
Adjusted EBITDAre	$2,089	$1,369	$581	$(331)	$32	$19	$342	$817	$318	$(103)	$(174)
General and administrative expense, excluding stock compensation expense	336	394	400	313	276	337	405	81	324	318	326
Other expense (income), net	8	7	9	(2)	58	2	1	(499)	34	(61)	2
Unallocated hotel and property operations expense	31	24	19	34	72	27	24	6	25	26	10
Hotel EBITDA	$2,464	$1,794	$1,009	$14	$438	$385	$772	$405	$701	$180	$164

Hotel EBITDA earned on properties owned at December 31, 2020 prior to ownership	69	57	(29)	-	-	-	-	-	-	-	-
Hotel EBITDA - Same-Store	$2,533	$1,851	$980	$14	$438	$385	$772	$405	$701	$180	$164

Revenue	$5,505	$4,704	$4,097	$1,706	$2,280	$2,782	$3,058	$3,001	$3,215	$2,560	$2,534
JV Revenue	807	728	506	-	-	-	-	-	-	-	-
Condor and JV Revenue	6,312	5,432	4,603	1,706	2,280	2,782	3,058	3,001	3,215	2,560	2,534
Revenue earned on properties owned at December 31, 2020 prior to ownership	202	182	126	-	-	-	-	-	-	-	-
Total Revenue - Same-Store	$6,514	$5,614	$4,729	$1,706	$2,280	$2,782	$3,058	$3,001	$3,215	$2,560	$2,534
Hotel EBITDA - Same-Store as a percentage of revenue	38.9%	33.0%	20.7%	0.8%	19.2%	13.8%	25.2%	13.5%	21.8%	7.0%	6.5%

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at December 31, 2020.  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended December 31,
	2020			2019
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	34.99%	$96.92	$33.91	68.55%	$114.40	$78.43	-56.8%
Atlanta Hotel Indigo	39.63%	$87.31	$34.60	70.61%	$98.12	$69.28	-50.1%
Jacksonville Courtyard by Marriott	53.14%	$76.57	$40.69	78.77%	$106.88	$84.19	-51.7%
San Antonio SpringHill Suites	47.37%	$74.73	$35.40	72.71%	$125.19	$91.03	-61.1%
Leawood Aloft	38.44%	$80.69	$31.02	72.39%	$124.85	$90.37	-65.7%
Lexington Home2 Suites	60.96%	$85.79	$52.30	71.19%	$117.42	$83.59	-37.4%
Round Rock Home2 Suites	61.38%	$70.44	$43.24	76.30%	$109.55	$83.59	-48.3%
Tallahassee Home2 Suites	59.16%	$99.31	$58.75	72.51%	$122.92	$89.13	-34.1%
South Haven Home2 Suites	86.94%	$86.83	$75.48	80.60%	$113.16	$91.21	-17.2%
Lake Mary Hampton Inn & Suites	53.42%	$97.40	$52.03	78.60%	$132.24	$103.93	-49.9%
Austin Residence Inn	77.26%	$79.92	$61.74	80.09%	$132.42	$106.06	-41.8%
El Paso Fairfield Inn	63.34%	$77.38	$49.01	87.47%	$106.42	$93.09	-47.3%
Austin TownePlace Suites	47.75%	$72.07	$34.41	75.69%	$113.57	$85.97	-60.0%
Summerville Home2 Suites	54.35%	$97.62	$53.05	88.58%	$120.18	$106.45	-50.2%
Atlanta Aloft JV	38.64%	$89.57	$34.61	65.83%	$137.16	$90.30	-61.7%
Total Same-Store Portfolio	52.70%	$84.83	$44.71	75.07%	$119.45	$89.68	-50.1%

	Year ended December 31,
	2020			2019
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	45.59%	$109.88	$50.10	75.63%	$120.98	$91.49	-45.2%
Atlanta Hotel Indigo	49.85%	$92.84	$46.28	74.77%	$105.43	$78.83	-41.3%
Jacksonville Courtyard by Marriott	52.20%	$95.43	$49.81	77.12%	$117.51	$90.62	-45.0%
San Antonio SpringHill Suites	42.05%	$95.40	$40.12	78.37%	$129.33	$101.36	-60.4%
Leawood Aloft	41.88%	$97.15	$40.69	70.22%	$130.45	$91.60	-55.6%
Lexington Home2 Suites	57.18%	$91.27	$52.18	78.47%	$116.46	$91.39	-42.9%
Round Rock Home2 Suites	52.79%	$81.61	$43.09	82.17%	$115.04	$94.53	-54.4%
Tallahassee Home2 Suites	60.68%	$109.49	$66.44	84.96%	$124.67	$105.91	-37.3%
South Haven Home2 Suites	73.32%	$94.63	$69.39	88.16%	$117.76	$103.82	-33.2%
Lake Mary Hampton Inn & Suites	46.31%	$117.18	$54.26	78.96%	$137.14	$108.29	-49.9%
Austin Residence Inn	67.58%	$97.36	$65.80	82.20%	$135.13	$111.08	-40.8%
El Paso Fairfield Inn	52.66%	$91.26	$48.06	86.38%	$105.88	$91.45	-47.5%
Austin TownePlace Suites	46.96%	$86.51	$40.63	73.21%	$112.49	$82.35	-50.7%
Summerville Home2 Suites	60.62%	$102.16	$61.93	84.65%	$127.95	$108.30	-42.8%
Atlanta Aloft JV	39.43%	$113.22	$44.65	76.21%	$151.09	$115.15	-61.2%
Total Same-Store Portfolio	51.49%	$99.00	$50.98	78.88%	$125.09	$98.68	-48.3%

Condor Hospitality Trust, Inc.
Property List | As of December 31, 2020

New Investment Platform | Acquired from January 1, 2012 -December 31, 2020
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Portfolio | December 31, 2020			1,908		$288.1

1 |Represents the purchase statistics from the purchase of this hotel by the originally 80% owned unconsolidated joint venture.  The Company purchased the remaining 20% interest in the joint venture from our joint venture partner on February 14, 2020 for $7.3 million.

55 Dispositions | For Period January 1, 2015 - December 31, 2020
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6

30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
53	Comfort Suites	Ft. Wayne	IN	127	05/30/2018	$7.1
54	Super 8	Creston	IA	121	08/30/2018	$5.1
	Total 2018			424		$20.4
55	Quality Inn	Solomons	MD	59	03/22/2019	$4.3
	Total 2019			59		$4.3

	Total Dispositions			4,696		$169.9

Acquisitions | For Period January 1, 2015 - December 31, 2020
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Represents the purchase statistics from the purchase of this hotel by the originally 80% owned unconsolidated joint venture.  The Company purchased the remaining 20% interest in the joint venture from our joint venture partner on February 14, 2020 for $7.3 million.